News Release
For Immediate Release

Orgenesis Announces Management Changes

White Plains, NY – January 7, 2013 – Orgenesis Inc. (OTCBB:ORGS) (“Orgenesis” or the “Company”), a development-stage company with a novel therapeutic technology dedicated to converting a patient’s own liver cells into functioning insulin-producing cells as a treatment for diabetes, announced today the appointment of Sav DiPasquale as President and Chief Executive Officer. Mr. DiPasquale succeeds Jacob BenArie, who has been appointed Chief Executive Officer of the Company’s private subsidiary, Orgenesis Ltd.

Mr. DiPasquale has a strong history of executive leadership success within the life sciences industry.

Prior to joining Orgenesis, Mr. DiPasquale worked with GlaxoSmithKline Inc. (“GSK”), a world leading research-based pharmaceutical company, for over 16 years in Canada. There, he served in various technology and marketing capacities including his most recent role as Vice President, Business Development and Corporate Planning. Among his many accomplishments at GSK, Mr. DiPasquale established and managed a multi-million dollar business unit focused on Type1 diabetes. He also led the creation, launch and management of a $50M GSK venture capital fund in Canada purposed with helping to commercialize Canadian scientific innovation from start-up and emerging life sciences companies. Mr. DiPasquale holds a B.Sc. in computer science from the University of Toronto and has completed the Executive Program at the Schulich School of Business.

“We are very pleased to have attracted a business leader of Sav's caliber to the Orgenesis executive team. His extensive and demonstrable record of accomplishment in helping to commercialize new technologies in diabetes and other therapeutic areas will be a great asset for the Company going forward,” said Orgenesis Chairperson, Vered Caplan.

Ms. Caplan continued, ”On behalf of the Orgenesis Board, I would also like to thank Jacob for the many significant contributions that he has made to the Company’s success. We look forward to continuing to work closely with him in his new senior management role.”

“I am driven by the promise of this opportunity to improve the lives of people living with this disease,” said Sav DiPasquale. “And I am very much looking forward to being a part of the Orgenesis team and bringing this therapeutic technology to market.”

About Orgenesis Inc.

Orgenesis (OTCBB: ORGS) is a development stage company with a novel therapeutic technology that employs a molecular and cellular approach directed at converting a patient's own liver cells into functional insulin producing cells, as a treatment for diabetes. The Company believes that converting the diabetic patient's own tissue into insulin-producing cells overcomes the problem of donor shortage and removes the risk of transplant rejection. If successful, this could mean the end of diabetes, as we now know it. For more information visit: www.orgenesis.com.

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements" which are not purely historical. Such forward-looking statements include, among other things, the expectations of management that our regeneration technology can be developed as therapeutic treatment for diabetes. No assurance can be given that any of the events anticipated by the forward-looking statements will occur or, if they do occur, what benefits the Company will obtain from them. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies, which include, without limitation, the potential failure of development candidates to advance through preclinical studies or demonstrate safety and efficacy in clinical testing and the ability to pass clinical trials so as to move on to the next phase, our ability to retain key employees and our ability to finance development or satisfy the rigorous regulatory requirements for new medical procedures. Competitors may develop better or cheaper alternatives to our products. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Investors should refer to the risk factors disclosure outlined in our periodic reports filed from time-to-time with the Securities and Exchange Commission.

On Behalf of the Board
Orgenesis Inc.

Vered Caplan, Chairperson

Investor Contact:

Stephen Kilmer
Kilmer Lucas Inc.
T: 212-618-6347
stephen@kilmerlucas.com

Media Contact:

Leonard Zehr
Kilmer Lucas Inc.
T: (416) 833-9317
leonard@kilmerlucas.com